Exhibit 4.2


                           CERTIFICATE OF DESIGNATION

                                       of

                SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                       of

                              LUCILLE FARMS, INC.


                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)
                      ------------------------------------

         Lucille Farms, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on June 12, 2001.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board hereby creates a series of preferred stock of the Corporation, par value $.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be two hundred and sixteen (216). Such number of shares may be increased or decreased by resolution of the Board; provided, however, no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants for, or upon the conversion of any outstanding securities issued by the Corporation convertible into, Series A Preferred Stock.

         Section 2. Dividends. The Series A Preferred Stock shall not pay dividends.

         Section 3.        Conversion.

                  a. The holder of any share or shares of Series A Preferred Stock shall have the right at any time, and from time to time, to convert each share of Series A Preferred Stock into one thousand (1,000) fully paid and non-assessable shares of common stock of the Corporation, $0.001 par value per share (the "Common Stock"). Each conversion shall be effected by surrendering to the Corporation the stock certificate or certificates for the Series A Preferred Stock to be converted, accompanied by a written notice of such holder's election to convert his share(s) of Series A Preferred Stock into Common Stock and the number of whole shares of Series A Preferred Stock to be so converted (the "Conversion Notice"). Upon receipt of such stock certificate or certificates and the Conversion Notice, the Corporation shall issue and deliver to such holder a stock certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

                  b.       (1)      In the event the Corporation, at any time or
from time to time, shall declare and pay to the holders of Common Stock a dividend in shares of Common Stock, or the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock into which each share of Series A Preferred Stock shall be convertible pursuant to the provisions hereof, shall be adjusted so that the holder of shares of Series A Preferred Stock shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any of the events described above had the Series A Preferred Stock been converted in full immediately prior to the happening of such event, such adjustment to become effective immediately after the opening of business of the day following the record date, in the event of a stock dividend, or the day upon which the subdivision or combination becomes effective, as the case may be.

                           (2)      In the event the Corporation, at any time or
from time to time, after the date on which the Series A Preferred Stock is first issued by the Corporation, shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation, including a distribution of evidence of indebtedness of the Corporation, other than shares of Common Stock, then, and in each such event, provisions shall be made by the Corporation so that the holders of shares of Series A Preferred Stock shall receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of those securities of the Corporation that such holders would have received had their shares of Series A Preferred Stock been converted on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period.

                           (3)      If the shares of Common Stock issuable upon
the conversion of shares of Series A Preferred Stock shall be changed into the same or any different number of shares of any class or any series of any class of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or a stock dividend provided for above, or a merger, consolidation or sale of assets provided for in
Section 7 hereof), then, and in each such event, the holder of shares of Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

                           (4)      After any adjustment pursuant to this
Section 3b, the Corporation shall promptly prepare a certificate, signed by its President or Chief Financial Officer, setting forth the effect of such adjustment on the holder of Series A Preferred Stock and explaining such adjustment and shall promptly cause such certificate to be delivered to each holder of Series A Preferred Stock.

                  c. At all times, the Corporation shall reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as, from time to time, shall be issuable upon the conversion of all of the shares of the Series A Preferred Stock at the time outstanding.

         Section 4. Voting Rights. Except as required by applicable law, the holders of shares of Series A Preferred Stock shall not have the right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Corporation's stockholders.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, after satisfaction of indebtedness, but before any distribution of assets is made to holders of Common Stock or to holders of any other class of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $2,500 per share. If, upon any liquidation, dissolution, or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock or any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither the consolidation or merger of the Corporation into or with another corporation, nor the sale of all or substantially all of the assets of the Corporation to another person or entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section G.

         Section 7. Consolidation, Merger, Sale of Assets. If the Corporation shall enter into any consolidation or merger with or into another corporation, or sell all or substantially all of its properties and assets to any other person or entity, then, in any such case, the Corporation, as a condition precedent to such transaction, shall cause effective provisions to be made so that each holder of Series A Preferred Stock then outstanding shall have the right, by converting such share(s) of Series A Preferred Stock, to acquire the kind and amount of shares of stock, securities, cash and/or other property receivable upon such consolidation, merger, combination or other transaction by a holder of the number of shares of Common Stock which might have been acquired upon conversion of such Series A Preferred Stock immediately prior to such consolidation, merger, combination, or other transaction.

         Section 8.        Redemption.

                   a. Each share of Series A Preferred Stock shall be subject to redemption by the Corporation at the redemption price of $2,500 per share (the "Redemption Price"), provided that: (i) the closing price for the Common Stock shall be $4 or greater for ten (10) consecutive trading days, and
(ii) within ten (10) business days thereafter, the Corporation requests in writing that the holder convert the share of Series A Preferred Stock into Common Stock, and within five (5) days after delivery of the Company's written request, the holder has failed to convert such share of Series A Preferred Stock into Common Stock.

                  b. Any redemption of the Series A Preferred Stock shall be in the manner determined by the Board of Directors of the Corporation and in accordance with all applicable provisions of law.

                  c. Where Series A Preferred Stock has become subject to redemption, a notice of every proposed redemption of the Series A Preferred Stock shall be sent by or on behalf of the Corporation to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than ten (10) days nor more than ninety (90) days prior to the date fixed for redemption (the "Redemption Date"). The notice shall: (i) notify the holder of the election of the Corporation to redeem such shares and of the date of redemption, (ii) state the date on which the shares shall cease to be convertible, (iii) state the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefor, and (iv) state the name and address of any redemption agent, if any, selected by the Corporation and the name and address of the Corporation's transfer agent, if any, for the Series A Preferred Stock.

                  d. If notice of redemption shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Series A Preferred Stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder.

         Section 9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

         Section 10. Amendment. This Certificate of Designation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         Section 11. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         Section 12. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forthin this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference, or limitation shall , nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon and other such right, preference or limitation unless so expressed herein.

         RESOLVED, FURTHER, that the appropriate officers of the Corporation hereby are authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, all in accordance with the requirements of Section 151 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President this 27th day of June, 2001.



                                             By: /s/ Alfonso Falivene
                                             -----------------------------------
                                             Alfonso Falivene, President